FOR FURTHER INFORMATION:
Financial Relations Board Leslie Loyet (312) 640-6672 lloyet@mww.com	Specialty Underwriters’ Alliance, Inc. Scott Goodreau (888) 782-4672 sgoodreau@suainsurance.com

FOR IMMEDIATE RELEASE
THURSDAY, MARCH 5, 2009

SPECIALTY UNDERWRITERS’ ALLIANCE, INC. REPORTS
2008 FOURTH QUARTER AND FULL YEAR RESULTS

CHICAGO – March 5, 2009 – Specialty Underwriters’ Alliance, Inc. (NASDAQ: SUAI) today announced financial results for the quarter and year ended December 31, 2008.

2008 Annual Highlights

•	Pre-tax and net income for 2008 was $8.0 million and $7.4 million, respectively, compared to $12.8 million and $12.6 million for 2007;

•	Shareholders’ equity of $136.3 million as of December 31, 2008, compared to $131.1 million as of December 31, 2007;

•	Gross written premiums of $146.2 million during 2008, compared to $160.4 million during 2007;

•	Loss and loss adjustment expense ratio of 62.3% for 2008, compared to 59.0% for 2007;

•	Net unrealized loss after tax of $3.4 million for the year ended December 31, 2008, compared to a net unrealized gain after tax of $2.2 million for the year ended December 31, 2007;

•	Net realized loss of $0.8 million as of December 31, 2008, compared to $0 as of 2007 year end.

Courtney Smith, president and chief executive officer stated, “A.M. Best recently revised our outlook to positive. Despite the overall negative economic and industry conditions, this is confirmation of our business model and strategic direction.

“In 2008, as has been the trend in the industry, our revenues were reduced from prior year. However, we have achieved significant milestones, both this year and since our inception, which have allowed us to grow our top line while maintaining our underwriting and claims discipline. Last year, we activated two new Partner Agents which tripled the total number of Partner Agents during our four years of operation. We also significantly increased programs, states and class codes with our current Partner Agents and added two new “A” paper fronting facilities.

“Additionally our conservative approach to investing has minimized our exposure to the recent market volatility and underscores our philosophy of bearing underwriting risk while limiting our investment risk. Our overall unrealized loss represents only 1.5% of our portfolio cost basis. We are incredibly proud of the conservative decisions we made not to take increased investment risk and our results reflect favorably on this philosophy.

“While our loss ratio showed slight deterioration in 2008, we are satisfied with our loss experience given the competitive environment including mandated rate decreases in Florida and overall worsening economic conditions. Although we were subject to a further Florida mandated rate decrease in January of this year of 18.6%, we are optimistic that the most recent Florida workers’ compensation rate increase of 6.4% as well as a 5% suggested increase in California is indicative of additional price increases. We have also instituted price increases where necessary in our transportation segment in order to address certain unfavorable experience in that book. Over the past few years, we have successfully implemented our data warehouse which allows us to more deeply understand our books of business and take action where needed to write profitable business.

“Finally, our highly scalable infrastructure that we have developed allows us to write significantly more business without adding expense. We are delighted to now have all of our Partner Agents up on our systems which will increase efficiency and lower expense. We also opened up two new claims offices and are transitioning away from our TPAs (except in California) in order to further reduce expenses and achieve excellence in claims handling.

“In the upcoming year, we expect to add new Partner Agents as well as new programs and states with existing agents and expand our “A” paper facility to allow us to take advantage of appropriate market opportunities. We believe we are well poised to take advantage of any future hardening in the marketplace and, until then, to seek opportunities to write profitable new business.”

Financial Results
Gross written premiums were $36.1 million for the three months ended December 31, 2008, versus $43.3 million in the fourth quarter of 2007. For the year ended December 31, 2008, gross written premiums were $146.2 million versus $160.4 million for the same period in 2007. The reduction in gross written premiums was primarily due to reduced rates in our workers’ compensation book and further deterioration in the general economy.

Earned premiums were $36.3 million for the fourth quarter of 2008 compared to $39.5 million for the fourth quarter of 2007. Earned premiums were $143.5 million for the year ended December 31, 2008 compared to $152.5 million for the comparable period in 2007.

Total expenses for the three months ended December 31, 2008, were $39.0 million, consisting of loss and loss adjustment expenses of $24.9 million, acquisition expenses of $8.5 million and other operating expenses of $5.6 million. Total expenses for the three months ended December 31, 2007, were $38.9 million, consisting of loss and loss adjustment expenses of $23.9 million, acquisition expenses of $9.3 million and other operating expenses of $5.7 million.

Total expenses for the year ended December 31, 2008, were $145.5 million, consisting of loss and loss adjustment expenses of $89.4 million, acquisition expenses of $33.0 million and other operating expenses of $23.1 million. Total expenses for the year ended December 31, 2007, were $149.2 million, consisting of loss and loss adjustment expenses of $90 million, acquisition expenses of $36.6 million and other operating expenses of $22.6 million.

For the fourth quarter of 2008, net loss and loss adjustment expense ratio was 68.6% versus 60.5% for the comparable quarter in 2007 due to rate reductions in workers’ compensation and large losses in the company’s commercial auto and workers’ compensation lines. For the year ended December 31, 2008, net loss and loss adjustment expense ratio was 62.3% versus 59% for the comparable year in 2007. This increase was driven by higher loss ratios in the company’s workers’ compensation book of business due primarily to mandated lower rates in Florida and certain large losses in the company’s commercial automobile and workers’ compensation lines, partially offset by favorable prior year loss development of $1.8 million principally in general liability lines. Although the company was subject to a further mandated rate decrease in January of this year of 18.6%, the company is optimistic that the most recent workers compensation rate increase in Florida as of April of 6.4% is indicative of further price increases to come. The company has also instituted price increases where needed in its transportation segment in order to address certain unfavorable experience in that book.

Net investment income for the three months ended December 31, 2008, was $2.9 million, compared to $2.7 million for the prior year period. Net investment income for the year ended December 31, 2008, was $10.8 million, compared to $9.5 million for the prior year period. Total revenues were $153.5 million for the year ended December 31, 2008, compared to $162 million for the comparable period in 2007.

Net income for the quarter ended December 31, 2008, was $0.4, compared to $3.2 million for the comparable period in 2007. Net income for the year ended December 31, 2008, was $7.4 million, compared to $12.6 million for the comparable period in 2007. The decrease in net income was primarily due to a decrease in the company’s pre-tax income and an increase in taxes resulting from the company’s change of status to a full taxpayer which occurred in the second quarter of 2008. The decrease in the company’s pre-tax income was primarily due to a decrease in earned premium resulting from reductions in workers’ compensation rates, increased competition and weak economic conditions, which was partially offset during 2008 by the increase in investment income. In addition, during the third quarter, there were other-than-temporary impairment write downs for a realized loss of $0.8 million.

Earnings per share for the three months ended December 31, 2008, was $0.03 compared to $0.20 for the same period in 2007. Earnings per share for the year ended December 31, 2008, was $0.48, basic and $0.47, diluted compared to $0.82, basic and diluted for the same period in 2007.

Financial Condition
As of December 31, 2008, the company reported investments of $263.4 million, total assets of $454.7 million, total liabilities of $318.4 million and shareholders’ equity of $136.3 million. Book value per share as of December 31, 2008, was $8.62 and tangible book value per share was $7.94. As of December 31, 2007, the company reported investments of $229.4 million, total assets of $422.5 million, total liabilities of $291.4 million and shareholders’ equity of $131.1 million. Book value per share as of December 31, 2007 was $8.42 and tangible book value per share was $7.73. Book value includes unrealized losses of $2.2 million as of December 31, 2008 as compared to gains of $1.1 million as of December 31, 2007.

Conference Call Details
SUAI will host a conference call on Friday, March 6, 2009 at 11:00 a.m. Eastern Time to discuss fourth quarter results. Interested parties may access the call live by dialing 877-719-9804 or the live webcast by visiting the “Investor Relations” page of SUAI’s website at www.suainsurance.com.

A replay of the call will be available by dialing 888-203-1112, and entering pass code 4386395 through March 13, 2009. A replay of the call will also remain on the company’s website for at least 90 days following the event.

About Specialty Underwriters’ Alliance, Inc.
Specialty Underwriters’ Alliance, Inc., through its subsidiary SUA Insurance Company, is a specialty property and casualty insurance company providing commercial insurance products through exclusive wholesale Partner Agents that serve niche groups of insureds. These targeted customers require highly specialized knowledge due to their unique risk characteristics. Examples include tow trucks, professional employer organizations, public entities, and contractors. SUA’s innovative approach provides products and claims handling, allowing the Partner Agent to focus on distribution and customer relationships.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of the company may include forward-looking statements that reflect the company’s current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Summary Financial Data
(in millions, except per share data)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
Results of operations
Gross written premiums	$36.1	$43.3	$146.2	$160.4
Net written premiums	33.6	40.7	137.3	149.4
Earned premiums	$36.3	$39.5	$143.5	152.5
Net investment income	2.9	2.7	10.8	9.5
Net Realized gains (losses)	—	(0.1)	(0.8)	—

Total revenues	39.2	42.1	153.5	162.0

Loss and loss adjustment expenses	24.9	23.9	89.4	90.0
Acquisition expenses	8.5	9.3	33.0	36.6
Other operating expenses	5.6	5.7	23.1	22.6

Total expenses	39.0	38.9	145.5	149.2

Pre-tax income	0.2	3.2	8.0	12.8
Income tax benefit/(expense)	0.2	—	(0.6)	(0.2)

Net income (loss)	$0.4	$3.2	$7.4	$12.6

Key ratios
Net loss and loss adjustment expense ratio	68.6%	60.5%	62.3%	59.0%
Ratio of acquisition expenses to earned premiums	23.4%	23.5%	23.0%	24.0%
Ratio of all other expenses to gross written premiums	15.5%	13.2%	15.8%	14.1%
Net income (loss) per share
Basic	$0.03	$0.20	$0.48	$0.82
Diluted	$0.02	$0.20	$0.47	$0.82
Weighted Average Shares Outstanding
Basic	15.6	15.4	15.6	15.4
Diluted	15.8	15.4	15.8	15.4

Summary Financial Data
(in millions, except per share data)
	As of	As of
	December 31,	December 31,
Assets	2008	2007
Investments	$263.4	$229.4
Cash	0.2	1.0
Insurance premiums receivable	60.7	68.9
Reinsurance recoverable on unpaid loss and loss adjustment expenses*	79.6	77.2
Prepaid reinsurance premiums	0.3	0.6
Investment income accrued	2.5	1.9
Equipment and capitalized software at cost (less accumulated depreciation of $15,701 and $8,927)	13.6	12.8
Intangible assets	10.7	10.7
Deferred acquisition costs	18.2	17.5
Deferred tax asset	3.1	—
Other assets	2.4	2.5

Total assets	$454.7	$422.5

Liabilities
Loss and loss adjustment expense reserves*	$214.9	$184.7
Unearned insurance premiums	80.6	86.8
Insured deposit funds	15.8	12.5
Accounts payable and other liabilities	7.1	7.4

Total liabilities	318.4	291.4

Shareholders’ equity
Common stock at $.01 par value per share – authorized: 30.0 shares; issued: 14.7 shares; outstanding: 14.4 shares and 14.7 shares	0.1	0.1
Class B common stock at $.01 par value per share – authorized: 2.0 shares; issued and outstanding: 1.4 shares and 0.9 shares	0.0	0.0
Paid in capital – common stock	129.9	129.5
Paid in capital – Class B common stock	8.1	6.1
Accumulated deficit	1.7	(5.7)
Treasury stock	(1.3)	—
Accumulated other comprehensive income	(2.2)	1.1

Total stockholders’ equity	136.3	131.1

Total liabilities and stockholders’ equity	$454.7	$422.5

Book value data
Shares outstanding	15.8	15.6
Book value per share	$8.62	$8.42
Tangible book value per share	$7.94	$7.73

• Includes $53.3 million and $63.5 million as of December 31, 2008 and December 31, 2007 of direct gross loss and loss adjustment expense reserves of Potomac Insurance Company of Illinois, which reinsured all of its direct liabilities to OneBeacon Insurance Company and is reflected on SUA’s balance sheet as a reinsurance recoverable.

Gross Written Premium Data
For the Three Months Ended December 31
(in millions, except percentages)

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Risk Transfer Holdings, Inc.	$21.4	59.3%	$29.0	67.0%
American Team Managers.	4.5	12.5%	6.2	14.4%
AEON Insurance Group, Inc.	3.6	10.0%	6.0	13.8%
Appalachian Underwriters, Inc.	2.7	7.5%	1.0	2.3%
Northern Star Management, Inc.	2.0	5.8%	—	—
First Light Program Manages, Inc.	1.2	3.0%	—	—
Insential, Inc.	0.2	0.6%	0.4	0.9%
Specialty Risk Solutions, LLC.	0.1	0.3%	0.1	0.2%
Flying Eagle Insurance Services, Inc.	0.1	0.3%	0.5	1.2%
Other.	0.3	0.8%	0.1	0.2%

Total.	$36.1	100.0%	$43.3	100.0%

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Florida.	$14.8	41.0%	$18.8	43.4%
California.	10.1	28.0%	11.1	25.6%
Texas.	1.6	4.4%	4.5	10.4%
Other States.	9.6	26.6%	8.9	20.6%

Total.	$36.1	100.0%	$43.3	100.0%

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$26.2	72.6%	$31.8	73.4%
Commercial automobile.	7.5	20.5%	6.1	14.1%
General liability.	1.8	5.0%	4.4	10.2%
All Other.	0.6	1.9%	1.0	2.3%

Total.	$36.1	100.0%	$43.3	100.0%

Gross Written Premium Data
For the Year Ended December 31
(in millions, except percentages)

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Risk Transfer Holdings, Inc.	$65.4	44.7%	$78.6	49.0%
American Team Managers.	23.4	16.0%	33.5	20.9%
AEON Insurance Group, Inc.	19.5	13.4%	25.7	16.0%
Specialty Risk Solutions, LLC.	17.1	11.7%	3.1	1.9%
Appalachian Underwriters, Inc.	8.2	5.6%	13.9	8.7%
Northern Star Management, Inc.	5.6	3.8%	—	—
First Light Program Manages, Inc.	3.2	2.2%	—	—
Insential, Inc.	1.2	0.8%	1.7	1.1%
Flying Eagle Insurance Services, Inc.	0.7	0.5%	2.8	1.7%
Other.	1.9	1.3%	1.1	0.7%

Total.	$146.2	100.0%	$160.4	100.0%

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
California.	$61.9	42.3%	$53.9	33.6%
Florida.	30.5	20.9%	44.1	27.5%
Texas.	14.7	10.1%	16.7	10.4%
Other States.	39.1	26.7%	45.7	28.5%

Total.	$146.2	100.0%	$160.4	100.0%

	Year Ended		Year Ended
	December 31, 2008		December 31, 2007
		Percentage of		Percentage of
	Gross Written	Gross Written	Gross Written	Gross Written
	Premium	Premium	Premium	Premium
	(dollars in millions)
Workers’ compensation	$80.2	54.9%	$92.0	57.4%
Commercial automobile.	34.5	23.6%	31.9	19.9%
General liability.	28.7	19.6%	32.5	20.2%
All Other.	2.8	1.9%	4.0	2.5%

Total.	$146.2	100.0%	$160.4	100.0%

To learn more about Specialty Underwriters’ Alliance Inc., please visit www.suainsurance.com.